UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): February 1, 2016

BIOSPECIFICS TECHNOLOGIES CORP.
(Exact name of registrant as specified in its charter)

Delaware	001-34236	11-3054851
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
Of Incorporation)		Identification No.)

35 Wilbur Street
Lynbrook, NY 11563
(Address of Principal Executive Office) (Zip Code)

516.593.7000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INTRODUCTORY COMMENT

Throughout this Current Report on Form 8-K, the terms “we,” “us,” “our” and “Company” refer to BioSpecifics Technologies Corp.

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On February 1, 2016, the Company and Endo Global Ventures, a Bermuda unlimited liability company (“Endo Global Ventures”) entered into the First Amendment to Second Amended and Restated Development and License Agreement (the “First Amendment”) to amend certain provisions of the Second Amended and Restated Development and License Agreement, by and between the Company and Auxilium Pharmaceuticals, Inc. (“Auxilium”), dated as of August 31, 2011 (the “License Agreement”), which was filed with the Securities and Exchange Commission (the “SEC”) on September 1, 2011 as Exhibit 10.1 to a Current Report on Form 8-K. Auxilium subsequently assigned the License Agreement to Auxilium Bermuda ULC. Endo International plc (“Endo”) acquired Auxilium on January 29, 2015, and changed the name of Auxilium Bermuda ULC, now an affiliate of Endo, to Endo Global Ventures.

The First Amendment has an effective date of January 1, 2016. Pursuant to the First Amendment, the Company and Endo Global Ventures mutually agreed that in exchange for an $8,250,000 lump sum payment by Endo Global Ventures to the Company, Endo Global Ventures is no longer required to pay an additional mark-up of cost of goods to the Company for sales by non-affiliated sublicensees of Endo Global Ventures outside of the United States; provided, however, that Endo Global Ventures will still be required to pay a mark-up on cost of goods for sales made in the “Endo Territory”, which will always include sales made in the United States and sales made in any other country where Endo Global Ventures sells the product directly or through affiliated sublicensees. The $8,250,000 lump sum payment will be made within 10 days following the date of the last signature to the First Amendment, which payment is due by February 11, 2016.

In addition, pursuant to the First Amendment, the Company and Endo Global Ventures agreed that Endo Global Ventures may opt-in early to indications, prior to the Company’s submission of a clinical trial report, with the Company’s consent, such consent not to be unreasonably withheld (as Endo Global Ventures did previously with the consent of the Company, in the case of lateral thigh fat and plantar fibromatosis as documented by a Current Report on Form 8-K filed with the SEC on November 6, 2015). For early opt-ins, Endo Global Ventures will be required to make an opt-in payment of $500,000 on a per indication basis. For regular opt-ins, Endo Global Ventures will be required to make an opt-in payment on a per indication basis, following the submission of a clinical trial report.

The foregoing is a summary description of certain terms of the First Amendment and therefore, does not purport to be complete. It is qualified in its entirety by the text of the First Amendment, attached as Exhibit 10.1 to this Current Report on Form 8-K. All readers are encouraged to read the entire text of the First Amendment.

ITEM 7.01	REGULATION FD DISCLOSURE

The Company will recognize the income resulting from the $8.25 million dollar payment over time based on sales by non-affiliated sublicensees of Endo Global Ventures outside of the United States.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

10.1	First Amendment to Second Amended and Restated Development and License Agreement, by and between the Company and Endo Global Ventures, entered into as of February 1, 2016, with an effective date of January 1, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 5, 2016	BIOSPECIFICS TECHNOLOGIES CORP.
——————————————————
(Registrant)

/s/ Thomas L. Wegman
——————————————————
Thomas L. Wegman
President

EXHIBIT INDEX

Exhibit No.	Description

10.1	First Amendment to Second Amended and Restated Development and License Agreement, by and between the Company and Endo Global Ventures, entered into as of February 1, 2016, with an effective date of January 1, 2016